Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of BridgeBio Oncology Therapeutics, Inc.:

Name	State or Other Jurisdiction of Organization
TheRas, Inc.	DE